As filed with the Securities and Exchange
Commission on January 31, 2000                           REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          OFFICIAL PAYMENTS CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                            52-2190781
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                            Identification No.)


                   2333 San Ramon Valley Boulevard, Suite 450
                           San Ramon, California 94583
                                 (925) 855-5000
          (Address, including Zip Code, of principal executive offices)

                              --------------------

                          OFFICIAL PAYMENTS CORPORATION
                            1999 STOCK INCENTIVE PLAN


                            (Full title of the Plan)

                                 ---------------

                               Mr. Thomas R. Evans
                      Chairman and Chief Executive Officer
                          Official Payments Corporation
                           445 Park Avenue, 10th Floor
                            New York, New York 10022
                                 (917) 322-2540

                                    Copy to:

                              Dennis J. Block, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
        (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------


                                 CALCULATION OF REGISTRATION FEE
===================================================================================================

 Title of Securities      Amount to be       Proposed Maximum      Proposed Maximum      Amount of
   to be Registered      Registered(1)           Offering             Aggregate        Registration
                                             Price Per Share     Offering Price (2)        Fee
 ---------------------------------------------------------------------------------------------------

 Common Stock, $0.01    6,900,000 shares            (2)            $59,744,163.97       $15,772.46
      par value
===================================================================================================

(1)   Based on the number of shares of common stock of Official Payments
      Corporation (the "Company") reserved for issuance upon exercise of options granted pursuant to the U.S. Audiotex Corporation 1999 Stock Incentive
      Plan (the "Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.


(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, on the basis of
      (i) 4,654,923 shares, 1,488,820 shares, 3,000 shares, 7,500 shares, 8,000 shares, 4,000 shares, 60,000 shares, 18,000 shares and 5,500 shares underlying outstanding options with exercise prices of $1.33, $15.00,
      $33.12, $51.31, $51.31, $45.66, $46.81, $46.81, and $43.31, respectively, and (ii) restricted shares and shares that may be acquired upon exercise of options granted in the future deemed to be offered at $40.375 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market at the close of trading on
      January 28, 2000.
      ====================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with the Commission.

            Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-87325) are incorporated by reference in this registration statement:

      (1) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated November 18, 1999; and

      (2) the Registrant's financial statements and notes thereto contained in the Registrant's Registration Statement on Form S-1 (File No. 333-87325), as amended, originally filed on September 17, 1999.

            Official Payments Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of the foregoing document incorporated herein by reference (other than exhibits to such document). Written requests should be directed to Official Payments Corporation at 445 Park Avenue, 10th Floor, New York, New York 10022.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 2.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            The Company's Certificate of Incorporation provides that no director, or person serving on a committee of the board of directors, shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

            The Company's bylaws provide that it must indemnify its directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the Company's request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except:
(i) to the extent that such indemnification against a particular liability is expressly prohibited by applicable law; (ii) for a breach of such person's duty of loyalty to the Company or its stockholders; (iii) for acts or omission not in good faith; (iv) for intentional misconduct or a knowing violation of law; or
(v) for any transaction resulting in receipt by such person of an improper personal benefit. Such indemnification may include advances of expenses prior to the final disposition of such proceeding.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

3.1     Certificate of Incorporation of the Registrant (1)
3.1.1   Amended Certificate of Incorporation of the Registrant (2)
3.2     Bylaws of the Registrant (1)
4.1     Common Stock Specimen (5)
4.2 Stock Purchase Agreement dated as of November 3, 1999 between Official Payments Corporation and E*TRADE Group, Inc. (3)
4.2.2 Amendment No. 1 to Stock Purchase Agreement dated as of November 8, 1999 among Official Payments Corporation, E*TRADE Group, Inc. and Imperial Bank (4)
4.3 Registration Rights Agreement dated as of October 15, 1999 between Imperial Bank and U.S. Audiotex Corporation (5)
4.4 Registration Rights Agreement dated as of October 15, 1999 between Beranson Holdings, Inc. and U.S. Audiotex Corporation (5)
5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for Registrant, as to the legality of the securities being registered.
10.3     1999 Stock Incentive Plan (1)
10.3.1   Amendment No. 1 to 1999 Stock Incentive Plan (4)
23.1     Consent  of   Cadwalader,   Wickersham   &  Taft   (included  in
           Exhibit 5.1 hereof).
23.2     Consent of KPMG LLP.

----------------------------

(1) Incorporated by reference to the same-numbered exhibit filed with the Company's Registration Statement on Form S-1 (File No. 333-87325), originally filed on September 17, 1999

(2) Incorporated by reference to the same-numbered exhibit filed with the Company's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-87325), filed on October 26, 1999

(3) Incorporated by reference to the same-numbered exhibit filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-87325), filed on November 5, 1999

(4) Incorporated by reference to the same-numbered exhibit filed with the Company's Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-87325), filed on November 16, 1999

(5) Incorporated by reference to the same-numbered exhibit filed with the Company's Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-87325), filed on November 18, 1999


ITEM 9.     UNDERTAKINGS.

         A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To  include   any   prospectus   required   by
Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on December 22, 1999.



                                       OFFICIAL PAYMENTS CORPORATION
                                          (Registrant)



                                       By: /s/ Tom Evans
                                           -----------------------------------
                                           Thomas R. Evans
                                           Chairman and Chief
                                           Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                     DATE
        ---------                         -----                     ----

/s/ Tom Evans                 Chairman of the Board and Chief  December 22, 1999
----------------------------  Executive Officer and Director
Thomas R. Evans               (Principal Executive Officer)

/s/ Brian W. Nocco            Chief Financial Officer and      December 22, 1999
----------------------------  Director (Chief Financial and
Brian W. Nocco                Accounting Officer)

                              President and Director           ___________,_____
----------------------------
Kenneth L. Stern

/s/ Andrew Cohan              Director                         December 23, 1999
----------------------------
Andrew Cohan

/s/ Christos Cotsakos         Director                         January 10, 2000
----------------------------
Christos Cotsakos

/s/ George L. Graziadio, Jr.  Director                         December 22, 1999
----------------------------
George L. Graziadio, Jr.

/s/ Vernon R. Loucks          Director                         December 22, 1999
----------------------------
Vernon Loucks

/s/ Lee E. Mikles             Director                         December 22, 1999
----------------------------
Lee E. Mikles

/s/ Bruce Nelson              Director                         December 22, 1999
----------------------------
Bruce Nelson